Exhibit 4.3

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS FONAR RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE (UNLESS WAIVED).

     VOID AFTER 5:00 P.M. EASTERN TIME ON MAY 24, 2004 ("EXPIRATION DATE").

                                FONAR CORPORATION

                                CALLABLE WARRANT

                    WARRANT ("WARRANT") TO PURCHASE SHARES OF
                    COMMON STOCK, $0.0001 PAR VALUE PER SHARE

     This is to certify that, for VALUE RECEIVED, The Tail Wind Fund, Ltd. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Fonar Corporation, a corporation organized under the laws of Delaware ("Company"), at any time after the issuance hereof, but not later than 5:00 P.M., Eastern time, on the third (3rd) anniversary of such issuance date ("Expiration Date"), 2,000,000 shares ("Warrant Shares") of Common Stock, $0.0001 par value ("Common Stock"), of the Company, at an exercise price per share equal to the average closing bid price of the Common Stock on the Principal Market for the full calendar month immediately preceding the date of exercise, provided that such exercise price shall be no less than $2.00 and no more than $6.00 (as such figures, shall be appropriately and equitably adjusted as provided herein) (the exercise price in effect from time to time hereafter being herein called the "Warrant Price"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.

(a) Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part, at any time and from time to time after the issuance hereof, upon delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement") to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant (or evidence of loss, theft or destruction thereof) shall have been surrendered, the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise or redemption of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares so purchased or redeemed hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise or redemption. The Warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.

(b) Redemption of Warrant. Subject to the Purchase Agreement, in the event that the average closing bid price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 115% of the then applicable Warrant Price hereunder for a five (5) consecutive trading day period in any calendar month (i.e., June 1 to June 30, July 1 to July 31, etc.) ("Pre-Call Period"), the Company shall have the right, upon at least five
     (5) trading days' prior written notice to the Warrantholder ("Redemption Notice"), to redeem up to 200,000 shares underlying this Warrant (not previously exercised), at a redemption price equal to $.01 per Warrant Share issuable hereunder for the portion hereof being redeemed, provided that (1) the Company may not exercise such redemption right more than once in any calendar month, and (2) the Company may reduce the then applicable Warrant Price to any lower Warrant Price hereunder which was previously in effect hereunder, by delivering to the Warrantholder an irrevocable written notice ("Reduction Notice") at least five (5) days prior to any such reduction. Any such Reduction Notice shall specify a reduction date which is on or prior to the twentieth day of such calendar month (but at least 5 days after such notice) and shall specify the new reduced Warrant Price hereunder. For clarification purposes, (a) the Pre-Call Period (or the new Pre-Call Period if there was a prior redemption during such calendar month) shall commence as of the date of such reduction, (b) the aggregate number of shares that may be redeemed in any calendar month shall not exceed 200,000 shares regardless of any such reduction, (c) any Warrant Price so reduced by the Company shall remain at such reduced Warrant Price for the remainder of such calendar month for all purposes hereunder, including without limitation for purchases of shares of Common Stock hereunder by the Warrantholder upon exercise hereof, and (d) the Company may deliver a Redemption Notice following a Warrant Price reduction hereunder only after the applicable Pre-Call Period has expired with the average closing bid price of the Company's Common Stock for such Pre-Call Period exceeding 115% of the new reduced Warrant Price.

     Any redemption hereunder shall occur on the date specified in the Redemption Notice ("Redemption Date"), provided that such Redemption Date may not occur until at least five (5) trading days following the date on which the Warrantholder received the Redemption Notice (the "Redemption Notice Date"). The Company may not deliver the Redemption Notice unless and until the average closing bid price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 115% of the applicable Warrant Price (as may be reduced hereunder) over a five (5) consecutive trading day period occurring in any one calendar month. The period from the Redemption Notice Date to the Redemption Date shall be referred to herein as the "Post-Call Period". The Warrantholder may exercise this Warrant, including any portion subject to a Redemption Notice, at any time and from time to time during the period from the Redemption Notice Date through the date on which the redemption price for such Warrants is paid by the Company (and thereafter if such redemption price is not paid), and the Company shall honor all tendered Exercise Agreements during such period. Any Redemption Notice under this Section shall be irrevocable. If the Company intends (or is only permitted) to redeem less than all of the then outstanding Warrants issued to Purchasers under the Purchase Agreement, it shall do so on a pro rata basis among such holders in accordance with this Section. Failure by the Company to redeem this Warrant on a timely basis after delivering a Redemption Notice shall result in the Company being prohibited from exercising such right pursuant to this Section again.

     Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to redeem this Warrant pursuant to this Section unless at all times during the Pre-Call Period and Post-Call Period (i) all the Warrant Shares with respect to this Warrant are covered by an effective registration statement under the Securities Act and a deliverable prospectus,
(ii) the Warrant Shares with respect to this Warrant are listed and traded on the Nasdaq Stock Market, (iii) the Company is not in breach of any provisions of this Warrant or the other Agreements, and (iv) the average closing bid price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 115% of the applicable Warrant Price (as may be reduced hereunder).

Section 4. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

Section 9. Adjustments. Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter. For purposes hereof, the term Warrant Price shall include the $2.00 minimum and $6.00 maximum exercise prices and the closing bid prices used in determining the Warrant Price which occurred prior to the applicable event.

(a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c)  In  case  the  Company  shall  fix  a  record  date  for  the  making  of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock (as defined below), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. For this purpose, the "Fair Market Value" of the Common Stock shall be the closing price of the Common Stock as reported by the Nasdaq Stock Market for the thirty (30) trading days immediately preceding the date of the Exercise Agreement.

(d) For the duration of the term of this Warrant, if the Company shall at any time or from time to time issue or sell securities for a Per Share Selling Price (as such term is defined in the Debentures) less than the Warrant Price (other than issuances of Underlying Shares pursuant to Debentures and Warrants under the Purchase Agreement, issuances described in and permitted under Section 7.2(b)(iii) of the Purchase Agreement and other than issuances of Common Stock under the Company's duly adopted stock option and bonus plans for employees and directors), then the Warrant Price shall be automatically reset (if it would result in a reduction of such price) to a price equal to such Per Share Selling Price. For clarification purposes, the foregoing reset only applies to adjustment of the $2.00 minimum Warrant Price and the $6.00 maximum Warrant Price (as such figures may have been previously adjusted hereunder). The number of Warrant Shares shall be proportionally increased in the event of any adjustments pursuant to this paragraph. Such adjustments shall be made successively whenever such sales are made. If an adjustment (the "Adjustment") of the Warrant Price is required pursuant hereto, the Company shall deliver to the Warrantholder, within eight business days of the closing of the transaction giving rise to the Adjustment ("Delivery Date"), a notice ("Adjustment Notice") stating that such Warrant Price has been automatically adjusted as of the Delivery Date, and such notice shall constitute an amendment to this Warrant. In the event the Company fails to deliver the Adjustment Notice by the applicable Delivery Date, the Company shall be liable to the Warrantholder for a delay payment, as liquidated damages, equal to 2% of (x) the number of Warrant Shares issuable hereunder times (y) the Fair Market Value per share, per month payable in Common Stock or cash, at the Warrantholder's election (provided, that such failure to notify shall not affect automatic adjustment of the Warrant Price). The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale.

(e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(f) In the event that, as a result of an adjustment made pursuant to Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(g) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Warrant Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is:

                  Computershare (f/k/a Securities Transfer Trust, Inc.) 12039 W. Alameda Parkway
                  Lakewood, Colorado 80228

     Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14.Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made personally or if sent by an internationally recognized courier by next day or two day delivery service, addressed as follows:

                  Fonar Corporation
                  110 Marcus Drive
                  Melville, New York 11747
                  Telephone:        (631) 694-2929
                  Fax:              (631) 249-3734
                  Attention:        President

     or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

     Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

     All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.

Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

Section 18. 9.9% and 19.9% Limitations.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

(b) The holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such holder will not acquire shares of Common Stock pursuant to any right (including exercise of Warrants) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

(x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

(y) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

     A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 18 controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

     The Corporation's obligation to issue Common Stock which would exceed such limits referred to in this Section 18 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

(c) Notwithstanding anything contained herein, in the event that the Warrantholder has timely exercised this Warrant and the issuance of all or a portion of the Warrant Shares to be issued pursuant to such exercise would constitute a breach of the Company's obligations under the rules or regulations of the Nasdaq Stock Market as they apply to the Company, or any other principal securities exchange or market ("Principal Market") upon which the Common Stock is or becomes traded (the "Cap Regulations"), then the Company shall not be obligated to issue any such Warrant Shares to the extent such shares are in excess of the maximum permissible amount under such Cap Regulations ("Excess Shares"). Within five (5) days following any occurrence of Excess Shares, the Company shall promptly pay to the Purchaser, in lieu of the Purchaser's right to receive such Excess Shares, an amount equal to 120% of the difference between (a) the number of Excess Shares multiplied by the closing sale price per share of Common Stock on the Principal Market on the trading day immediately preceding the date of the exercise of this Warrant, and (b) the aggregate exercise price for such Excess Shares. Only shares of Common Stock acquired pursuant to the Purchase Agreement (including Underlying Shares and Warrant Shares) will be included in determining whether the limitation contained herein would be exceeded for purposes of this Section 18(c).

Section 19. Replacement Warrants. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which the Warrants are then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

Section 20. Absolute Obligation to Issue Warrant Shares. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

Section 21. Assignment, Etc. The Warrantholder may assign or transfer this Warrant to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that
     (i) the Warrantholder may assign or transfer this Warrant to any of such Warrantholder's affiliates without the consent of the Company and (ii) upon any Event of Default (as defined in the Debentures), the Warrantholder may assign or transfer this Warrant without the consent of the Company. The Warrantholder shall notify the Company of any such assignment or transfer promptly. This Warrant shall be binding upon the Company and its successors and shall inure to the benefit of the Warrantholder and its successors and permitted assigns.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of May 24, 2001.


                                                     FONAR CORPORATION



                                                By:     /s/
                                                        -----------------------
                                                Name:
                                                        -----------------------
                                                Title:
                                                        -----------------------

Attest:

      Sign: /s/
            -----------------------
Print Name:
            -----------------------


                                FONAR CORPORATION
                              WARRANT EXERCISE FORM

Fonar Corporation
110 Marcus Drive
Melville, New York 11747
Telephone:        (631) 694-2929
Fax:              (631) 249-3734
Attention:        President

     This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder payment by cash, wire transfer or certified check, --------------- shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           Name
                                   -------------------------------

                           Address
                                   -------------------------------

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares (subject to book-entry).

     In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Dated:                                     Signature:
       ------------------------                        ------------------------



                           Name
                                   -------------------------------
                                     Name (please print)

                           Address
                                   -------------------------------



* NOTE: If exercise of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.